Information
For Immediate Release

LOCKHEED MARTIN ANNOUNCES SECOND QUARTER 2009 RESULTS

•	Second quarter net sales of $11.2 billion; Year-to-date net sales of $21.6 billion
•	Second quarter earnings per share of $1.88; Year-to-date earnings per share of $3.55
•	Second quarter net earnings of $734 million; Year-to-date net earnings of $1.4 billion
•	Generated $1.1 billion in cash from operations for the quarter; $2.4 billion year-to-date
•	Reaffirms outlook for 2009 net sales, earnings per share, cash from operations, and return on invested capital (ROIC)

BETHESDA, Md, July 21, 2009 – Lockheed Martin Corporation (NYSE: LMT) today reported second quarter 2009 net earnings of $734 million ($1.88 per diluted share), compared to $882 million ($2.15 per diluted share) in 2008. Net earnings in 2009 included higher pension expense as previously disclosed in our January 22, 2009 earnings release and in our 2008 Form 10-K.  In the second quarter of 2009, the FAS/CAS pension adjustment was ($115) million, which decreased net earnings by $75 million ($0.19 per share). The second quarter of 2008 included a FAS/CAS pension adjustment of $32 million and an unusual gain of $85 million, which together increased net earnings by $77 million ($0.19 per share).

Net sales for the second quarter of 2009 were $11.2 billion, compared to $11.0 billion in 2008. Cash from operations for the second quarter of 2009 was $1.1 billion, compared to $1.5 billion in 2008.

“Our second quarter results reflect recent changes in program priorities undertaken by our U.S. Government customers as well as performance challenges in our IS&GS business segment,” said Bob Stevens, Chairman, President and CEO. “While the operational strength demonstrated in Aeronautics, Electronic Systems, and Space Systems was not matched by IS&GS, we remain committed to setting and achieving high standards of operational excellence. We are applying additional resources to improve execution in this important business area. Despite these challenges, we remain committed to delivering innovative solutions for our customers as a global security company and driving shareholder value for our investors.”

Summary Reported Results and Outlook
The following table presents the Corporation’s results for the periods referenced in accordance with generally accepted accounting principles (GAAP):

REPORTED RESULTS	2nd Quarter		Year-to-Date
(In millions, except per share data)	2009	2008	2009	2008

Net sales	$11,236	$11,039	$21,609	$21,022

Operating profit
Segment operating profit	$1,277	$1,315	$2,476	$2,465
Unallocated corporate, net:
FAS/CAS pension adjustment	(115)	32	(229)	64
Stock compensation expense	(42)	(40)	(72)	(75)
Unusual items	—	85	—	101
Other, net	(37)	(29)	(35)	(14)
	1,083	1,363	2,140	2,541

Interest expense	76	92	152	179
Other non-operating income / (expense), net[1]	47	34	44	27
Earnings before income taxes	1,054	1,305	2,032	2,389
Income taxes	320	423	632	777
Net earnings	$734	$882	$1,400	$1,612
Diluted earnings per share	$1.88	$2.15	$3.55	$3.90
Cash from operations[2]	$1,136	$1,488	$2,354	$2,368

[1] Includes interest income and unrealized gains (losses), net on marketable securities held in a Rabbi Trust to fund certain employee benefit obligations.
[2] In the fourth quarter of 2008, the Corporation reclassified the effect of exchange rate changes on cash from “Cash from operations” to a separate caption in the Statement of Cash Flows. Accordingly, the prior period amount now reflects this presentation.

The following table and other sections of this press release contain forward-looking statements, which are based on the Corporation’s current expectations.  Actual results may differ materially from those projected.  See the “Forward-Looking Statements” discussion contained in this press release.

2009 FINANCIAL OUTLOOK [1]	2009 Projections
(In millions, except per share data and percentages)	April 2009	Current Update

Net sales	$44,700 - $45,700	$44,700 - $45,700

Operating profit:
Segment operating profit	$5,175 - $5,275	$5,075 - $5,175
Unallocated corporate expense, net:
FAS/CAS pension adjustment	(460)	(460)
Unusual items, net	—	—
Stock compensation expense	(160)	(160)
Other, net	(80)	(100)
	4,475 - 4,575	4,355 – 4,455

Interest expense	(305)	(305)
Other non-operating (expense) / income, net	(5)	45
Earnings before income taxes	$4,165 - $4,265	$4,095 - $4,195

Diluted earnings per share	$7.15 - $7.35	$7.15 - $7.35
Cash from operations	≥ $4,100	≥ $4,100
ROIC[2]	≥ 18.5%	≥ 18.5%

[1] All amounts approximate [2] See discussion of non-GAAP performance measures at the end of this document

The Corporation’s updated outlook for 2009 diluted earnings per share incorporates the following revisions:
•
a reduction in projected segment operating profit in our Information Systems & Global Services business segment, which partially was offset by increases in both the Aeronautics and the Space Systems business segments;

•
an increase in Other unallocated corporate expense, net and Other non-operating income, net as a result of improved market performance during the second quarter on Rabbi Trust assets and non-qualified deferred compensation liabilities;

•	a reduction in the projected full-year effective tax rate; and
•	the benefit from a reduction in projected weighted average shares outstanding.

It is the Corporation's practice not to incorporate adjustments to its outlook for proposed acquisitions, divestitures, joint ventures, or other unusual activities until such transactions have been consummated.

Balanced Cash Deployment Strategy

The Corporation continued to execute its balanced cash deployment strategy during the second quarter by:

•	repurchasing 5.6 million shares at a cost of $453 million in the quarter and 13.7 million shares at a cost of $1.0 billion for the year-to-date period;
•	paying cash dividends totaling $222 million in the quarter and $449 million for the year-to-date period;
•	investing $31 million in the quarter and $187 million during the first half of the year for acquisition and investment activities; and
•	making capital expenditures of $167 million during the quarter and $299 million during the first six months of the year.

Segment Results

The Corporation operates in four principal business segments: Electronic Systems; Information Systems & Global Services (IS&GS); Aeronautics; and Space Systems.

The following table presents the operating results of the four business segments and reconciles these amounts to the Corporation’s consolidated financial results.

(In millions)	2nd Quarter		Year-to-Date
	2009	2008	2009	2008
Net sales
Electronic Systems	$3,076	$3,095	$5,989	$5,884
Information Systems & Global Services	3,018	2,858	5,779	5,362
Aeronautics	3,086	2,884	5,867	5,691
Space Systems	2,056	2,202	3,974	4,085
Total net sales	$11,236	$11,039	$21,609	$21,022

Operating profit
Electronic Systems	$406	$409	$796	$775
Information Systems & Global Services	248	272	490	502
Aeronautics	399	366	754	689
Space Systems	224	268	436	499
Segment operating profit	1,277	1,315	2,476	2,465
Unallocated corporate income (expense), net	(194)	48	(336)	76
Total operating profit	$1,083	$1,363	$2,140	$2,541

In our discussion of comparative results, changes in net sales and operating profit generally are expressed in terms of volume and/or performance.  Volume refers to increases (or decreases) in sales resulting from varying production activity levels, deliveries, or service levels on individual contracts.  Volume changes typically include a corresponding change in operating profit based on the estimated profit rate at completion for a particular contract for design, development, and production activities.  Performance generally refers to changes in contract profit booking rates.  These changes to our contracts for products usually relate to profit recognition associated with revisions to total estimated costs at completion of the contracts that reflect improved (or deteriorated) operating or award fee performance on a particular contract.  Changes in contract profit booking rates on contracts for products are recognized by recording adjustments in the current period for the inception-to-date effect of the changes on current and prior periods.  Recognition of the inception-to-date adjustment in the current or prior periods may affect the comparison of segment operating results.

Electronic Systems

($ millions)	2nd Quarter		Year-to-Date
	2009	2008	2009	2008
Net sales	$3,076	$3,095	$5,989	$5,884
Operating profit	$406	$409	$796	$775
Operating margin	13.2%	13.2%	13.3%	13.2%

Net sales for Electronic Systems decreased by 1% for the quarter and increased by 2% for the first six months of 2009 from the comparable 2008 periods. During the quarter, the decrease mainly was due to lower volume on air defense programs at Missiles & Fire Control (M&FC). This decrease partially was offset by growth in simulation and training activities at Platforms & Training (P&T) and in radar programs and surface naval warfare activities at Maritime Systems & Sensors (MS2).

During the first six months of the year, the increase mainly was due to higher volume on tactical missile programs and fire control systems at M&FC and in simulation and training activities at P&T. The increase in simulation and training also included sales from the first quarter 2009 acquisition of Universal Systems and Technology, Inc. These increases partially were offset by declines in integrated defense technology programs at MS2.

Operating profit for Electronic Systems decreased by 1% for the quarter and increased by 3% for the first six months of 2009 from the comparable 2008 periods. During the quarter, the decrease in operating profit mainly was due to lower volume on air defense programs at M&FC and the absence of favorable 2008 performance adjustments on integrated defense technology programs at MS2 in 2009. These decreases partially were offset by higher volume and improved performance in platform integration activities at P&T.

During the first six months of the year, the increase in operating profit primarily was attributable to improved performance on platform integration activities and the benefit recognized in the first quarter of 2009 from favorably resolving a simulation and training contract matter at P&T. These increases partially were offset by declines in volume on integrated defense technology programs at MS2.

Information Systems & Global Services

($ millions)	2nd Quarter		Year-to-Date
	2009	2008	2009	2008
Net sales	$3,018	$2,858	$5,779	$5,362
Operating profit	$248	$272	$490	$502
Operating margin	8.2%	9.5%	8.5%	9.4%

Net sales for IS&GS increased by 6% for the quarter and 8% for the first six months of 2009 from the comparable 2008 periods. In both periods, increases in Defense and Civil partially were offset by declines in Intelligence. Defense sales increased due to higher volume on mission and combat systems activities and readiness and stability operations. Civil increased mainly due to higher volume on enterprise civilian services. Intelligence sales declined slightly between periods.

Operating profit for IS&GS decreased by 9% for the quarter and 2% for the first six months of 2009 from the comparable 2008 periods.  During the second quarter, operating profit declines in Civil and Intelligence more than offset growth in Defense. The decrease in Civil primarily was attributable to the absence of a favorable 2008 performance adjustment on an enterprise civilian services program. The decrease in Intelligence was mainly due to lower volume and performance on security solutions activities. The increase in Defense mainly was due to volume and improved performance in mission and combat systems and readiness and stability operations.

During the first six months of the year, operating profit declines in Civil and Intelligence more than offset growth in Defense. The decrease in Civil primarily was attributable to the absence in 2009 of a benefit recognized in the first quarter of 2008 for a contract restructuring and the second quarter 2008 performance adjustment discussed above, both of which occurred on an enterprise civilian services program. The decrease in Intelligence was mainly due to lower volume and performance on enterprise integration activities. The increase in Defense mainly was due to volume and improved performance in mission and combat systems and readiness and stability operations.

The prior period amounts for IS&GS have been reclassified to conform to its current lines of business (Civil, Defense and Intelligence). The realignment had no impact on the segment’s operating results.

Aeronautics

($ millions)	2nd Quarter		Year-to-Date
	2009	2008	2009	2008
Net sales	$3,086	$2,884	$5,867	$5,691
Operating profit	$399	$366	$754	$689
Operating margin	12.9%	12.7%	12.9%	12.1%

Net sales for Aeronautics increased by 7% for the quarter and 3% for the first six months of 2009 from the comparable 2008 periods.  During the quarter, the increase in Combat Aircraft sales partially was offset by declines in Air Mobility and Other Aeronautics Programs. The increase in Combat Aircraft mainly was due to higher volume on F-35 and F-16 programs. The decrease in Air Mobility mainly was attributable to lower volume on C-130J support and C-5 programs. The decrease in Other Aeronautics Programs principally was due to lower volume on sustainment activities, which partially was offset by growth on advanced development programs.

During the first six months of the year, sales increased in all three lines of business. The increase in Combat Aircraft mainly was due to higher volume on F-35 and F-16 programs, which more than offset lower volume on the F-22 program. The increase in Other Aeronautics Programs principally was due to growth on advanced development programs, which more than offset the lower volume on sustainment activities. Air Mobility sales increased slightly between periods.

Operating profit for Aeronautics increased by 9% for both the quarter and first six months of 2009 from the comparable 2008 periods.  In both periods, the growth in operating profit primarily was due to increases in Combat Aircraft and Air Mobility. The increase in Combat Aircraft operating profit primarily was due to higher volume and improved performance on the F-35 program and improved performance on the F-22 program. These increases more than offset declines in operating profit on F-16 programs mainly due to the absence of favorable 2008 performance adjustments in 2009. The increase in Air Mobility was mainly attributable to improved performance on C-130 support activities and C-5 programs.

Space Systems

($ millions)	2nd Quarter		Year-to-Date
	2009	2008	2009	2008
Net sales	$2,056	$2,202	$3,974	$4,085
Operating profit	$224	$268	$436	$499
Operating margin	10.9%	12.2%	11.0%	12.2%

Net sales for Space Systems decreased by 7% for the quarter and 3% for the first six months of 2009 from the comparable 2008 periods.  During the quarter, declines in sales at Space Transportation and Satellites more than offset growth in Strategic & Defensive Missile Systems (S&DMS).  The decrease in Space Transportation primarily was due to lower volume in commercial launch vehicle activities and on the Orion program in 2009. There were no commercial launches during the first six months of 2009.   During the first six months of 2008, there was one commercial launch which occurred during the second quarter of the year.  The sales decline in Satellites was due to lower volume in commercial satellite activities, which more than offset higher volume in government satellite activities. There were no commercial satellite deliveries during the first six months of 2009.   In 2008, there was one commercial satellite delivery during the second quarter and two during the first six months of the year.  S&DMS sales increased mainly due to higher volume on strategic missile programs.

During the first six months of the year, declines in sales at Space Transportation and S&DMS more than offset growth in Satellites. The decrease in Space Transportation primarily was due to lower volume in commercial launch vehicle activities and on the Orion program in 2009. S&DMS sales decreased mainly due to lower volume on defensive missile programs, which more than offset growth in strategic missile programs. The sales growth in Satellites was due to higher volume in government satellite activities, which partially was offset by lower volume in commercial satellite activities.

Operating profit for Space Systems decreased by 16% for the quarter and 13% for the first six months of 2009 from the comparable 2008 periods.  During the quarter, Satellites operating profit decreased primarily due to the decline in commercial deliveries, which more than offset increases associated with the higher volume on government satellite activities. In Space Transportation the decrease mainly was attributable to volume on the Orion program and volume and performance on the space shuttle’s external tank program. The decrease in S&DMS primarily was attributable to lower volume on defensive missile programs.

During the first six months of the year, Space Transportation’s operating profit decrease mainly was attributable to lower equity earnings on the United Launch Alliance joint venture and the absence in 2009 of a benefit recognized in 2008 from the successful negotiations of a terminated commercial launch vehicle contract.  The decrease in S&DMS’ operating profit primarily was attributable to lower volume on defensive missile programs.  In Satellites, the operating profit increase mainly was due to higher volume and improved performance on government satellite activities, which was partially offset by lower volume in commercial satellite activities.

Unallocated Corporate Income (Expense), Net

($ millions)	2nd Quarter		Year-to-Date
	2009	2008	2009	2008
FAS/CAS pension adjustment	$(115)	$32	$(229)	$64
Stock compensation expense	(42)	(40)	(72)	(75)
Unusual items	—	85	—	101
Other, net	(37)	(29)	(35)	(14)
Unallocated corporate income (expense), net	$(194)	$48	$(336)	$76

Consistent with the manner in which the Corporation’s business segment operating performance is evaluated by senior management, certain items are excluded from the business segment results and included in “Unallocated corporate income (expense), net.”  See the Corporation’s 2008 Form 10-K for a description of “Unallocated corporate income (expense), net,” including the FAS/CAS pension adjustment.

The FAS/CAS pension adjustment (calculated as the difference between FAS 87 expense and the CAS cost amounts) resulted in an expense in 2009 compared to income in 2008 due to the negative actual return on plan assets in 2008 and a lower discount rate at December 31, 2008.  This trend is consistent with the Corporation’s previously disclosed assumptions used to compute these amounts.

For purposes of segment reporting, unusual items are included in “Unallocated corporate income (expense), net”:

2009 –
•	There were no unusual items during the first six months of the year.

2008 –
•
Second quarter earnings, net of state income taxes, of $85 million associated with reserves related to various land sales that are no longer required. Reserves were recorded at the time of each land sale based on the U.S. Government’s assertion of its right to share in the sale proceeds. This matter was favorably settled with the U.S. Government in the second quarter. This item increased net earnings by $56 million ($0.14 per share) during the second quarter of 2008; and

•
A first quarter gain, net of state income taxes, of $16 million representing the recognition of a portion of the deferred net gain from the 2006 sale of the Corporation’s ownership interest in Lockheed Khrunichev Energia International, Inc. (LKEI) and International Launch Services, Inc. (ILS). At the time of the sale, the Corporation deferred recognition of the gain pending the expiration of its responsibility to refund advances for future launch services. This item increased net earnings by $10 million ($0.02 per share) during the first quarter of 2008.

These items increased 2008 net earnings by $66 million ($0.16 per share) during the first six months of 2008.

Income Taxes

Our effective income tax rates were 30.4% and 31.1% for the quarter and six months ended June 28, 2009 and 32.4% and 32.5% for the quarter and six months ended June 29, 2008.   These rates were lower than the statutory rate of 35% for all periods due to tax benefits for U.S. manufacturing activities and dividends related to our employee stock ownership plans.   The effective tax rates for the second quarter and first six months of 2009 are lower than the comparable periods in 2008, primarily due to the partial elimination of a valuation allowance previously provided against certain foreign company deferred tax assets arising from carryforwards of unused tax benefits and the extension of the research and development (R&D) credit as a result of the enactment on October 3, 2008, of the Emergency Economic Stabilization Act (EESA) of 2008.  Although EESA retroactively extended the R&D credit for two years from January 1, 2008 to December 31, 2009, we did not recognize the benefit until EESA became law in the fourth quarter of 2008.

Headquartered in Bethesda, Md., Lockheed Martin is a global security company that employs about 146,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. The Corporation reported 2008 sales of $42.7 billion.

 ###

NEWS MEDIA CONTACT:	Jeff Adams, 301/897-6308
INVESTOR RELATIONS CONTACT:	Jerry Kircher, 301/897-6584

Web site: www.lockheedmartin.com

Conference call:  Lockheed Martin will webcast the earnings conference call (listen-only mode) at 11:00 a.m. E.D.T. on July 21, 2009.  A live audio broadcast, including relevant charts, will be available on the Investor Relations page of the company’s web site at: http://www.lockheedmartin.com/investor.

FORWARD-LOOKING STATEMENTS

Statements in this release that are "forward-looking statements" are based on Lockheed Martin’s current expectations and assumptions.  Forward-looking statements in this release include estimates of future sales, earnings and cash flow.  These statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results could differ materially due to factors such as: the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); the impact of economic recovery and stimulus plans and continued military operations in Iraq and Afghanistan on funding for existing defense programs; the award or termination of contracts; actual returns (or losses) on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; changes in counter-party credit risk exposure; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of product deliveries; materials availability and performance by key suppliers, subcontractors and customers; charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets; the future impact of legislation, rulemaking, and changes in accounting, tax, defense procurement, or export policies; the future impact of acquisitions or divestitures, joint ventures or teaming arrangements; the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits, and environmental remediation efforts); the competitive environment for the Corporation’s products and services; and economic, business and political conditions domestically and internationally.

These are only some of the factors that may affect the forward-looking statements contained in this press release.  For further information regarding risks and uncertainties associated with Lockheed Martin’s business, please refer to the Corporation’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and “Legal Proceedings” sections of the Corporation’s 2008 annual report on Form 10-K, which may be obtained at the Corporation’s website: http://www.lockheedmartin.com

It is the Corporation’s policy to only update or reconfirm its financial projections by issuing a press release.  The Corporation generally plans to provide a forward-looking outlook as part of its quarterly earnings release but reserves the right to provide an outlook at different intervals or to revise its practice in future periods.  All information in this release is as of July 20, 2009.  Lockheed Martin undertakes no duty to update any forward-looking statement to reflect subsequent events, actual results or changes in the Corporation’s expectations.  We also disclaim any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

NON-GAAP PERFORMANCE MEASURES

The Corporation believes that reporting ROIC provides investors with greater visibility into how effectively Lockheed Martin uses the capital invested in its operations.  The Corporation uses ROIC to evaluate multi-year investment decisions and as a long-term performance measure, and also uses ROIC as a factor in evaluating management performance for incentive compensation purposes.  ROIC is not a measure of financial performance under generally accepted accounting principles, and may not be defined and calculated by other companies in the same manner.  ROIC should not be considered in isolation or as an alternative to net earnings as an indicator of performance.

The Corporation calculates ROIC as follows:
Net earnings plus after-tax interest expense divided by average invested capital (stockholders’ equity plus debt), after adjusting stockholders’ equity by adding back adjustments related to postretirement benefit plans.

(In millions, except percentages)	2009 Projections
	Current Update	April 2009
Net Earnings Interest Expense (multiplied by 65%) [1]	Combined	Combined
RETURN	≥ $3,000	≥ $3,000

Average debt [2,5] Average equity [3,5] Average Benefit Plan Adjustments [4,5]	Combined	Combined
AVERAGE INVESTED CAPITAL	≤ $16,200	≤ $16,200

RETURN ON INVESTED CAPITAL	≥ 18.5%	≥ 18.5%

1	Represents after-tax interest expense utilizing the federal statutory rate of 35%.
2	Debt consists of long-term debt, including current maturities, and short-term borrowings (if any).
3
Equity includes non-cash adjustments, primarily for unrecognized benefit plan actuarial losses and prior service costs, the adjustment for the adoption of FAS 158 in 2006 and the additional minimum pension liability in years prior to 2007.

4	Average Benefit Plan Adjustments reflect the cumulative value of entries identified in our Statement of Stockholders’ Equity discussed in Note 3.
5	Yearly averages are calculated using balances at the start of the year and at the end of each quarter.

LOCKHEED MARTIN CORPORATION
Condensed Consolidated Statement of Earnings
Unaudited
(In millions, except per share data and percentages)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 28, 2009 (a)	June 29, 2008 (a)	June 28, 2009 (a)	June 29, 2008 (a)
Net sales	$11,236	$11,039	$21,609	$21,022
Cost of sales	10,224	9,848	19,592	18,762
	1,012	1,191	2,017	2,260
Other income (expense), net	71	172	123	281
Operating profit	1,083	1,363	2,140	2,541
Interest expense	76	92	152	179
Other non-operating income (expense), net	47	34	44	27
Earnings before income taxes	1,054	1,305	2,032	2,389
Income tax expense	320	423	632	777
Net earnings	$734	$882	$1,400	$1,612
Effective tax rate	30.4%	32.4%	31.1%	32.5%
Earnings per common share:
Basic	$1.90	$2.21	$3.59	$4.00
Diluted	$1.88	$2.15	$3.55	$3.90
Average number of shares outstanding
Basic	386.9	399.3	390.2	402.9
Diluted	390.9	409.5	394.2	413.2
Common shares reported in stockholders' equity at quarter end:			381.7	393.9

(a)
It is our practice to close our books and records on the Sunday prior to the end of the calendar quarter. The interim financial statements and tables of financial information included herein are labeled based on that convention.

LOCKHEED MARTIN CORPORATION
Net Sales, Segment Operating Profit and Margins
Unaudited
(In millions, except percentages)
	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2009	June 29, 2008	% Change	June 28, 2009	June 29, 2008	% Change
Net sales
Electronic Systems	$3,076	$3,095	(1)%	$5,989	$5,884	2%
Information Systems & Global Services	3,018	2,858	6	5,779	5,362	8
Aeronautics	3,086	2,884	7	5,867	5,691	3
Space Systems	2,056	2,202	(7)	3,974	4,085	(3)
Total net sales	$11,236	$11,039	2%	$21,609	$21,022	3%

Operating profit
Electronic Systems	$406	$409	(1)%	$796	$775	3%
Information Systems & Global Services	248	272	(9)	490	502	(2)
Aeronautics	399	366	9	754	689	9
Space Systems	224	268	(16)	436	499	(13)
Segment operating profit	1,277	1,315	(3)	2,476	2,465	—
Unallocated corporate (expense) income, net	(194)	48		(336)	76
	$1,083	$1,363	(21)%	$2,140	$2,541	(16)%

Margins:
Electronic Systems	13.2%	13.2%		13.3%	13.2%
Information Systems & Global Services	8.2	9.5		8.5	9.4
Aeronautics	12.9	12.7		12.9	12.1
Space Systems	10.9	12.2		11.0	12.2
Total operating segments	11.4%	11.9%		11.5%	11.7%
Total consolidated	9.6%	12.3%		9.9%	12.1%

LOCKHEED MARTIN CORPORATION
Selected Financial Data
Unaudited
(In millions, except per share data)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Unallocated corporate (expense) income, net
FAS/CAS pension adjustment	$(115)	$32	$(229)	$64
Stock compensation expense	(42)	(40)	(72)	(75)
Unusual items	—	85	—	101
Other, net	(37)	(29)	(35)	(14)
Unallocated corporate (expense) income, net	$(194)	$48	$(336)	$76

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
FAS/CAS pension adjustment
FAS 87 expense	$(259)	$(115)	$(518)	$(231)
Less: CAS costs	(144)	(147)	(289)	(295)
FAS/CAS pension adjustment - (expense) income	$(115)	$32	$(229)	$64

	THREE MONTHS ENDED JUNE 29, 2008 [1]			SIX MONTHS ENDED JUNE 29, 2008 [1]
	Operating profit	Net earnings	Earnings per share	Operating profit	Net earnings	Earnings per share
Unusual Items - 2008
Earnings associated with prior years' land sales	$85	$56	$0.14	$85	$56	$0.14
Partial recognition of the deferred gain from the 2006 sale of LKEI and ILS	—	—	—	16	10	0.02
	$85	$56	$0.14	$101	$66	$0.16

[1]	There were no unusual items reported in Unallocated corporate (expense) income, net in the first six months of 2009.

LOCKHEED MARTIN CORPORATION
Selected Financial Data
Unaudited
(In millions)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Depreciation and amortization of plant and equipment
Electronic Systems	$59	$66	$117	$120
Information Systems & Global Services	18	17	32	33
Aeronautics	47	43	94	85
Space Systems	42	37	85	73
Segments	166	163	328	311
Unallocated corporate expense, net	15	12	28	24
Total depreciation and amortization of plant and equipment	$181	$175	$356	$335

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Amortization of purchased intangibles
Electronic Systems	$3	$1	$5	$6
Information Systems & Global Services	10	10	21	23
Aeronautics	13	13	25	26
Space Systems	1	—	3	2
Segments	27	24	54	57
Unallocated corporate expense, net	—	3	—	6
Total amortization of purchased intangibles	$27	$27	$54	$63

LOCKHEED MARTIN CORPORATION
Condensed Consolidated Balance Sheet
Unaudited
(In millions)
	JUNE 28,	DECEMBER 31,
	2009	2008
Assets
Cash and cash equivalents	$2,672	$2,168
Receivables	6,131	5,296
Inventories	1,852	1,902
Deferred income taxes	785	755
Other current assets	473	562
Total current assets	11,913	10,683

Property, plant and equipment, net	4,441	4,488
Goodwill	9,725	9,526
Purchased intangibles, net	339	355
Prepaid pension asset	130	122
Deferred income taxes	4,542	4,651
Other assets	3,698	3,614
Total assets	$34,788	$33,439

Liabilities and Stockholders' Equity
Accounts payable	$2,162	$2,030
Customer advances and amounts in excess of costs incurred	4,795	4,535
Other current liabilities	4,088	3,735
Current maturities of long-term debt	242	242
Total current liabilities	11,287	10,542

Long-term debt, net	3,563	3,563
Accrued pension liabilities	12,530	12,004
Other postretirement benefit and other noncurrent liabilities	4,588	4,465
Stockholders' equity	2,820	2,865
Total liabilities and stockholders' equity	$34,788	$33,439
Total debt-to-capitalization ratio:	57%	57%

LOCKHEED MARTIN CORPORATION
Condensed Consolidated Statement of Cash Flows
Unaudited
(In millions)
	SIX MONTHS ENDED
	June 28, 2009	June 29, 2008
Operating Activities
Net earnings	$1,400	$1,612
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization of plant and equipment	356	335
Amortization of purchased intangibles	54	63
Stock-based compensation	72	75
Excess tax benefits on stock compensation	(13)	(43)
Changes in operating assets and liabilities:
Receivables	(812)	(266)
Inventories	101	95
Accounts payable	118	(176)
Customer advances and amounts in excess of costs incurred	219	(3)
Other	859	676
Net cash provided by operating activities (a)	2,354	2,368

Investing Activities
Expenditures for property, plant and equipment	(299)	(274)
Net proceeds from short-term investment transactions	—	237
Acquisitions of businesses / investments in affiliates	(187)	(88)
Other	(14)	40
Net cash used for investing activities	(500)	(85)

Financing Activities
Repurchases of common stock	(969)	(1,930)
Issuances of common stock and related amounts	23	117
Excess tax benefits on stock compensation	13	43
Common stock dividends	(449)	(340)
Issuance of long-term debt and related costs	—	491
Repayments of long-term debt	—	(103)
Net cash used for financing activities	(1,382)	(1,722)
Effect of exchange rate changes on cash and cash equivalents (a)	32	5
Net increase in cash and cash equivalents	504	566
Cash and cash equivalents at beginning of period	2,168	2,648
Cash and cash equivalents at end of period	$2,672	$3,214

(a)
In the fourth quarter of 2008, the Corporation reclassified the effect of exchange rate changes on cash from “Cash from operations” to a separate caption in the Statement of Cash Flows. Accordingly, the prior period amount now reflects this presentation.

LOCKHEED MARTIN CORPORATION
Condensed Consolidated Statement of Stockholders' Equity
Unaudited
(In millions, except per share data)
				Accumulated
		Additional		Other	Total
	Common	Paid-In	Retained	Comprehensive	Stockholders'
	Stock	Capital	Earnings	Loss	Equity
Balance at December 31, 2008	$393	$—	$11,621	$(9,149)	$2,865
Net earnings			1,400		1,400
Common stock dividends declared (a)			(670)		(670)
Stock-based awards and ESOP activity	3	190			193
Common stock repurchases (b)	(14)	(190)	(804)		(1,008)
Other comprehensive income				40	40
Balance at June 28, 2009	$382	$—	$11,547	$(9,109)	$2,820

(a)
Includes dividends ($0.57 per share) declared and paid in the first and second quarters. This amount also includes a dividend ($0.57 per share) that was declared on June 25, 2009 and is payable on September 25, 2009 to shareholders of record on September 1, 2009.

(b)
The Corporation repurchased 5.6 million shares for $453 million during the second quarter. Year-to-date, the Corporation has repurchased 13.7 million common shares for $1.0 billion. The Corporation has 20.0 million shares remaining under its share repurchase program as of June 28, 2009.

LOCKHEED MARTIN CORPORATION
Operating Data
Unaudited
	June 28,		December 31,
	2009		2008
Backlog
(In millions)
Electronic Systems	$21,000	1	$22,500
Information Systems & Global Services	11,900	2	13,300
Aeronautics	27,900		27,200
Space Systems	18,400		17,900
Total	$79,200		$80,900

[1]	Reflects the termination for convenience of the VH-71 program, a $985 million reduction of backlog.
[2]	Reflects the termination for convenience of the TSAT Mission Operations System (TMOS) program, a $1,600 million reduction of backlog.

	THREE MONTHS ENDED		SIX MONTHS ENDED
Aircraft Deliveries	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
F-16	8	7	16	16
F-22	5	6	10	10
C-130J	3	3	6	6